Exhibit 99.1

2021 First Quarter Financial Results May 5, 2021 NYSE: CF

Safe harbor statement

All statements in this presentation by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and management’s expectations with respect to the production of green and blue (low-carbon) ammonia, the development of carbon capture and sequestration projects, the transition to and growth of a hydrogen economy, greenhouse gas reduction targets, projected capital expenditures, statements about future financial and operating results, and other items described in this presentation. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company’s business and the impact of global supply and demand on the Company’s selling prices; the global commodity nature of the Company’s fertilizer products, the conditions in the international market for nitrogen products, and the intense global competition from other producers; conditions in the United States, Europe and other agricultural areas; the volatility of natural gas prices in North America and Europe; weather conditions; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; risks associated with cyber security; the Company’s reliance on a limited number of key facilities; acts of terrorism and regulations to combat terrorism; risks associated with international operations; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness and any additional indebtedness that may be incurred; the Company’s ability to maintain compliance with covenants under its revolving credit agreement and the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with changes in tax laws and disagreements with taxing authorities; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; regulatory restrictions and requirements related to greenhouse gas emissions; the development and growth of the market for green and blue (low-carbon) ammonia and the risks and uncertainties relating to the development and implementation of the Company’s green and blue (low-carbon) ammonia projects; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; risks associated with the operation or management of the strategic venture with CHS (the “CHS Strategic Venture”), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS over the life of the supply agreement, and the risk that any challenges related to the CHS Strategic Venture will harm the Company’s other business relationships; and the impact of the novel coronavirus disease 2019 (COVID-19) pandemic, including measures taken by governmental authorities to slow the spread of the virus, on our business and operations. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s web site. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on our business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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3 Note regarding non - GAAP financial measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion, and free cash flow yield, which are non - GAAP financial measures, provide additional meaningful information regarding the Company's performance and financial strength. Non - GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings attributable to common stockholders plus interest expense - net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interest. The Company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The Company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year - over - year performance. Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interest. Free cash flow to adjusted EBITDA conversion is defined as free cash flow divided by adjusted EBITDA. Free cash flow yield is defined as free cash flow divided by market value of equity (market cap). The Company has presented free cash flow, free cash flow to adjusted EBITDA conversion, and free cash flow yield because management uses these measures and believes they are useful to investors, as indications of the strength of the Company and its ability to generate cash and to evaluate the Company’s cash generation ability relative to its industry competitors. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

First quarter highlights

- Rising nitrogen prices, partially offset by lower production and sales volume, underpin solid first quarter results
- Company completed redemption of remaining $250 million of Senior Secured Notes due December 2021
- Engineering and procurement contract signed with thyssenkrupp for electrolysis plant to supply green hydrogen to existing Donaldsonville ammonia plants
- Net sales in Q1 2021 were $1.05B compared to $971M in Q1 2020
- Average selling prices for Q1 2021 were higher than Q1 2020 across most segments due to decreased supply availability as higher global energy costs drove lower global operating rates
- Sales volume of 4.6M tons in Q1 2021 compared to 4.7M in Q1 2020 due to lower supply availability from lower production
- Cost of sales for Q1 2021 was essentially flat with Q1 2020 on lower volume
  - Average cost of natural gas reflected in cost of sales was $3.22[1] per MMBtu in Q1 2021 compared to $2.61 per MMBtu in Q1 2020

Net earnings

$151 M	$68 M
1Q 2021	1Q 2020

Net earnings per diluted share

$0.70	$0.31
1Q 2021	1Q 2020

EBITDA[2]

$398 M	$314 M
1Q 2021	1Q 2020

Adjusted EBITDA[2]

$398 M	$318 M
1Q 2021	1Q 2020

LTM Cash from operations

$1.52 B
1Q 2021

LTM Free cash flow[3]

$1.05 B
1Q 2021

(1) Average cost of natural gas excludes the $112 million gain on net settlement of certain natural gas contracts with suppliers in February 2021
(2) See appendix for reconciliation of EBITDA and adjusted EBITDA
(3) Represents cash provided by operating activities (cash from operations) less capital expenditures less distributions to noncontrolling interest; see appendix for reconciliation of free cash flow

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5 Financial results – first quarter 2021 I n millions, except percentages, per MMBtu and EPS Q1 20 21 Q1 2020 Net sales $ 1,048 $ 971 Gross margin 289 204 - As percent age of net sales 27.6% 21.0 % Net earnings attributable to common stockholders $ 151 $ 68 Net earnings per diluted share 0.70 0.31 EBITDA (1) 398 314 Adjusted EBITDA (1) 398 318 Diluted weighted - average common shares outstanding 216.0 216.6 Natural g as (per MMBtu): Cost of natural gas used for production in cost of sales (2) $ 3.22 $ 2.61 Average daily market price of natural gas - Henry Hub 3.38 1.88 Average daily market price of natural gas - National Balancing Point 6.90 3.20 Unrealized net mark - to - market gain on natural gas derivatives (6) (12) Depreciation and amortization 204 211 Capital expenditures 71 67 (1) See reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures in the appendix (2) Includes the cost of natural gas used for production and related transportation that is included in cost of sales during the per iod under the first - in, first - out inventory method. Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unre ali zed market - to - market gains and losses on natural gas derivatives. Excludes the $112 million gain on net settlement of certain natural gas contrac ts with suppliers in February 2021

6 Active risk management mitigated extreme natural gas price spike in February Oklahoma Natural Gas USD per MMBtu North American Natural Gas (Henry Hub) CF actively manages natural gas price risk by location During periods of high volatility (winter), basis differentials between Henry Hub (Louisiana) and local pricing points tend to be locked in, effectively moving 100% of the gas price risk back to Henry Hub Henry Hub (HH) gas can be purchased using a combination of the following: - Price locked at the first of the month (FOM) - Price locked more than a month out using swaps - Price purchased at the daily floating price In February 2021, 70% of North American gas requirements were locked using FOM and swaps and 30% was purchased at daily floating prices - HH averaged $5.15/MMBtu for the month - CF North American gas cost averaged $3.40/MMBtu for the month Basis differentials between OGT and Henry Hub was locked for gas requirements for Oklahoma plants (Woodward, Verdigris) - CF gas cost at OGT was $2.57/MMBtu while the daily price at OGT reached ~$1,200/MMBtu USD per MMBtu $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $1,200.00 $600.00 OGT daily avg: $134.52 CF Oklahoma Avg cost: $2.57 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $25.00 $20.00 $15.00 HH daily avg: $5.15 CF North American Avg cost: $3.40

7 (48) (63) (1) -120 -100 -80 -60 -40 -20 0 Higher natural gas costs Higher manufacturing, maintenance and other costs Purchased urea Gain on net settlement of natural gas contracts 112 Gross margin variances to Q1 prior year for select items (1) USD in millions Management actions overcame Q1 2021 challenges Natural gas costs were higher in Q1 2021 than Q1 2020 due primarily to severe winter weather in North America and higher natural gas prices in the UK Weather events in the US disrupted the natural gas market, reducing availability for ammonia production and generating higher costs related to fixed cost write - offs and maintenance expenses than Q1 2020 Natural gas disruptions led to ~100k tons of lost ammonia production and a resulting reduction in downstream production The Company purchased and then sold 97k tons (3) of granular urea to fulfill contract commitments The net settlement of gas purchase contracts due to weather related disruptions in the natural gas markets resulted in the Company receiving market prices for natural gas, a gain of $112M (1) Selected items include certain variances related to management actions due to first quarter 2021 events; see appendix for ful l g ross margin variance reconciliation (2) Higher natural gas costs include the impact of realized natural gas derivatives (3) Approximately 80k additional tons of granular urea were committed for purchase after March 31, 2021 (2)

8 Strengthening global nitrogen outlook Global nitrogen price dynamics Global nitrogen demand Global energy differentials Low global coarse grains stocks - to - use ratios and higher energy prices in Europe and Asia have significantly tightened the global nitrogen supply and demand balance Highly favorable environment for low - cost producers that appears sustainable into 2022 Stocks - to - use ratios at multi - year lows has driven the highest commodity crop prices in nearly a decade, supporting strong nitrogen demand to maximize yields globally The Company projects coarse grains stocks will require more than one growing season to be replenished Strong nitrogen demand expected in North America in 2021; global requirements driven by robust demand from India and Brazil The Company expects 90 - 92 million corn acres planted in the US with higher canola plantings in Canada and industrial use rising due to higher economic activity 2021 Indian urea tender volumes expected to be well above the 5 - yr average of 6.5 - 7 million metric tons Improved farm economics in Brazil expected to support 2021 demand at a similar level to 2020 Energy prices in Europe and Asia increased significantly from 2020’s lows and returned to sizable differentials compared to Henry Hub natural gas prices in North America Widened energy differentials have steepened the global nitrogen cost curve, increasing margin opportunities for North American producers Forward curves suggest current energy spreads will persist into 2022

9 Low stocks - to - use ratio drives higher grain values, may require more than one season to replenish Global Coarse Grains Stocks - to - Use Ratio vs Corn Futures Prices* Percent 0 1 2 3 4 5 6 7 0 2 4 6 8 10 12 14 16 World-ex China Crop Futures Price (RHS) USD per Bushel Global Oilseeds Stocks - to - Use Ratio vs Soybean Futures Prices Percent 0 2 4 6 8 10 12 14 0 5 10 15 20 25 30 World-ex China Crop Futures Price (RHS) USD per Bushel

10 Natural gas spreads in Europe and Asia have expanded, creating a wide shelf at the high end of the cost curve Global Energy Price 2019 - 2021F USD/ tonne North American Production Advantage (1) 0 2 4 6 8 10 12 14 16 18 2019 2020 2021 Henry Hub natural gas TTF natural gas Chinese anthracite coal - lump JKM natural gas Unsustainable natural gas differentials globally 0 50 100 150 200 250 Ammonia (2) Urea Return to traditional spreads TTF Anthracite (3) 2019 2020 2021F 2019 2020 2021F TTF Anthracite 2019 2020 2021F 201 9 2020 2021F USD/ MMBtu (1) Advantage per tonne based on annualized costs including settled feedstock prices through March 2021 and April to December 2021 based on forward c ur ve and projections as of April 22, 2021 (2) North American production assumed to be 37.2 MMBtu per tonne of ammonia for feedstock and fuel, European production assumed at 37.8 MMBtu per tonne for feedstock and fuel, Chinese production assumed to be 1.2 tonnes of coal and 1300 KWH for feedstock and power (3) Forecast Chinese anthracite coal prices based on WoodMac thermal coal price forecast Note: dotted lines represent forward price curves Source: ICE, Bloomberg, SX Coal, WoodMac , CF Analysis

11 India and Brazil have consistent long - term growth, which has led to rising import demand (1) Brazil domestic production in 2020 is comprised solely of 2019 inventory carryover Source: CRU Urea Market Forecast as of February 12, 2021, India DOF, FAI, industry publications 0 2 4 6 8 10 12 2010 2012 2014 2016 2018 2020 0 1 2 3 4 5 6 7 8 2010 2012 2014 2016 2018 2020 India Imports: Good Monsoons and Farm Programs Million product metric tons 2010 - 2020 Import CAGR: 5.0% Potential Range 2021 Brazil Imports: Rising Agricultural Production Million product metric tons Consumption Served by Domestic Production (1) Consumption Served by Imports 2010 - 2020 Import CAGR: 9.1% Potential Range 2021

12 Capital management Capital structure and allocation Clean energy initiative Capital expenditures Committed to returning to investment grade Redeemed in full all of the remaining $250 million outstanding principal amount of the Company’s 3.400% Senior Secured Notes due December 2021 on March 20, 2021; the total amount for the redemption was $258 million, including accrued interest Dividend of $1.20 per share annually Company intends to further reduce gross debt and opportunistically repurchase shares In April, CF Industries executed an engineering and procurement contract with thyssenkrupp to supply a 20 MW alkaline water electrolysis plant to produce green hydrogen at the Company’s Donaldsonville manufacturing complex Construction and installation is expected to begin in 2H 2021 and to finish in 2023; cost of the project is expected to fit within the Company’s annual capex budget Developing initiatives related to carbon dioxide sequestration and carbon abatement across the Company’s network to enable blue ammonia production Capital expenditures in Q1 2021 were $71 million The Company projects capex for full year 2021 ~$450 million, which reflects a return to a normal level of maintenance activities and includes expenditures for the green ammonia project at the Donaldsonville manufacturing complex

CF Industries is the most efficient converter of EBITDA into cash

LTM 1Q21

	CF	Yara	Mosaic	Nutrien	OCI
Cash from operations (USD in millions)	$1,517	$2,413	$1,712	$3,697	$986
Market Cap[(1)] (USD in millions)	$10,643	$13,536	$13,035	$33,254	$4,858

Free cash flow[(2)] to adjusted EBITDA conversion[(3)]



73.7%
69.6%
Peer average (excluding CF)
52.1%
27.3%
51.0%
60.3%
-
CF
Yara
Mosaic
Nutrien
OCI

(1) Market value of equity (market cap) is calculated as shares outstanding as of March 31, 2021 for CF Industries, Yara International, Mosaic, and Nutrien and as of December 31, 2020 for OCI N.V. multiplied by the close share price of each company on May 4, 2021; see appendix for the calculation of market cap

(2) Represents cash provided by operating activities (cash from operations) less capital expenditures less distributions to noncontrolling interests less principal amount of lease payments classified as financing activities under IFRS; see appendix for reconciliation of free cash flow

(3) Represents LTM free cash flow divided by LTM adjusted EBITDA (or EBITDA excluding special items); see appendix for the calculation of free cash flow and for the reconciliation of CF adjusted EBITDA

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14 CF Industries delivers free cash flow yield above peer group average (1) Represents LTM free cash flow divided by market value of equity (market cap) as of May 4, 2021; LTM free cash flow is the 12 - mon th period ending March 31, 2021; see appendix for reconciliation of free cash flow and calculation of market cap (2) Enterprise value (EV) is calculated as the sum of market cap and net debt; see appendix for calculation of EV and net debt (3) Represents LTM adjusted EBITDA (or EBITDA excluding special items) as reported by CF Industries, Yara International, Mosaic, Nutrien and OCI N.V.; see appendix for reconciliation of CF adjusted EBITDA Source: Capital IQ May 4, 2021 14.0% 6.1% 4.0% 11.5% 9.9% OCI NTR MOS YAR CF 7.3x 10.8x 8.9x 7.1x 9.5x OCI NTR MOS YAR CF FCF Yield (1) EV / Adj. EBITDA (2)(3) Peer average (excluding CF) 8.9% Peer average (excluding CF) 8.5x

Appendix

16 CF Industries EBITDA sensitivity table Table illustrates the CF Industries business model across a broad range of industry conditions $25/ton ureal realized movement implies ~$375M change in EBITDA on an annual basis (1) Based on 2019 sales volumes of approximately 19.5 million product tons, 2019 gas consumption of 344 million MMBtus and 2020 n itr ogen product sales price relationships. Changes in product prices and gas costs were not applied to the CHS minority interest or industrial con tra cts where CF Industries is naturally hedged against changes in product prices and gas costs (2) Assumes that a $25 per ton change in urea prices is also applied proportionally to all nitrogen products and is equivalent to a $17.39 per ton change in UAN price, $18.48 per ton change in AN price, a $44.57 per ton change in ammonia price, and a $10.60 per ton change in the pr ice of the Other segment EBITDA Sensitivity to Natural Gas and Urea Prices (1) $ billions CF Realized Natural Gas Cost ($/MMBtu) CF Realized Urea Price ($/ton) (2) $2.25 $2.50 $2.75 $3.00 $3.25 $225 $0.9 $0.8 $0.7 $0.7 $0.6 $250 $1.2 $1.2 $1.1 $1.0 $1.0 $275 $1.6 $1.6 $1.5 $1.4 $1.3 $300 $2.0 $1.9 $1.9 $1.8 $1.7 $325 $2.4 $2.3 $2.2 $2.2 $2.1 $350 $2.8 $2.7 $2.6 $2.6 $2.5

Non-GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA

In millions	Q1 2021	Q1 2020	LTM Q1 2021
Net earnings	$ 175	$ 91	$ 516
Less: Net earnings attributable to noncontrolling interest	(24)	(23)	(116)
Net earnings attributable to common stockholders	151	68	400
Interest expense – net	48	43	166
Income tax provision	18	13	36
Depreciation and amortization	204	211	885
Less other adjustments:			
Depreciation and amortization in noncontrolling interest	(22)	(20)	(82)
Loan fee amortization[1]	(1)	(1)	(5)
EBITDA	**$ 398**	**$ 314**	**$ 1,400**
Unrealized net mark-to-market gain on natural gas derivatives	(6)	(12)	-
Loss (gain) on foreign currency transactions, including intercompany loans	-	18	(13)
Property insurance proceeds[2]	-	(2)	-
Loss on sale of surplus land	-	-	2
COVID impact: Special COVID-19 bonus for operational workforce	-	-	19
COVID impact: Turnaround deferral[3]	-	-	7
Engineering cost write-off[4]	-	-	9
Loss on debt extinguishment	6	-	6
Total adjustments	-	4	30
Adjusted EBITDA	**$ 398**	**$ 318**	**$ 1,430**

(1) Loan fee amortization is included in both interest expense – net and depreciation and amortization
(2) Represents proceeds related to a property insurance claim at one of our nitrogen complexes
(3) Represents expense incurred due to the deferral of certain plant turnaround activities as a result of the COVID-19 pandemic
(4) Represents costs written off upon the cancellation of a project at one of our nitrogen complexes

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18 Gross margin variance to prior year Q1 2020 Higher (lower) avg selling prices (1) Volume (1) Higher natural gas costs (2) Unrealized MTM on natural gas derivatives Higher manufacturing, maintenance, and other costs Purchased urea (1) Gain on net settlement of natural gas contracts Q1 2021 Consolidated Net sales $ 971 $ 101 $ (56) $ - $ - $ - $ 32 $ - $ 1,048 Cost of sales 767 - (46) 48 6 63 33 (112) 759 Gross margin $ 204 $ 101 $ (10) $ (48) $ (6) $ (63) $ (1) $ 112 $ 289 Gross margin % 21.0% 27.6% Ammonia Net sales $ 193 $ 30 $ (17) $ - $ - $ - $ - $ - $ 206 Cost of sales 173 - (13) 5 2 25 - (112) 80 Gross margin $ 20 $ 30 $ (4) $ (5) $ (2) $ (25) $ - $ 112 $ 126 Gross margin % 10.4% 61.2% Granular urea Net sales $ 337 $ 66 $ (36) $ - $ - $ - $ 32 $ - $ 399 Cost of sales 224 - (22) 16 2 11 33 - 264 Gross margin $ 113 $ 66 $ (14) $ (16) $ (2) $ (11) $ (1) $ - $ 135 Gross margin % 33.5% 33.8% (1) Selling price and volume impact of granular urea purchased to satisfy customer commitments is reflected in Purchased urea col umn (2) Higher natural gas costs include the impact of realized natural gas derivatives

19 Gross margin variance to prior year, continued Q1 2020 Higher (lower) avg selling prices (1) Volume (1) Higher natural gas costs (2) Unrealized MTM on natural gas derivatives Higher manufacturing, maintenance, and other costs Purchased urea (1) Gain on net settlement of natural gas contracts Q1 2021 UAN Net sales $ 235 $ (23) $ 20 $ - $ - $ - $ - $ - $ 232 Cost of sales 193 - 12 14 1 10 - - 230 Gross margin $ 42 $ (23) $ 8 $ (14) $ (1) $ (10) $ - $ - $ 2 Gross margin % 17.9% 0.9% AN Net sales $ 116 $ 12 $ (23) $ - $ - $ - $ - $ - $ 105 Cost of sales 103 - (20) 8 1 3 - - 95 Gross margin $ 13 $ 12 $ (3) $ (8) $ (1) $ (3) $ - $ - $ 10 Gross margin % 11.2% 9.5% Other Net sales $ 90 $ 16 $ - $ - $ - $ - $ - $ - $ 106 Cost of sales 74 - (3) 5 - 14 - - 90 Gross margin $ 16 $ 16 $ 3 $ (5) $ - $ (14) $ - $ - $ 16 Gross margin % 17.8% 15.1% (1) Selling price and volume impact of granular urea purchased to satisfy customer commitments is reflected in Purchased urea col umn (2) Higher natural gas costs include the impact of realized natural gas derivatives

Non-GAAP: reconciliation of LTM cash from operations to free cash flow and free cash flow yield

In millions, except percentages, share price, and ratios	CF	Yara	Mosaic	Nutrien	OCI
Cash provided by operating activities[1]	$ 1,517	$ 2,413	$ 1,712	$ 3,697	$ 986
Capital expenditures	(313)	(727)	(1,196)	(1,385)	(224)
Distributions to noncontrolling interests	(150)	-	-	-	(43)
Principal amount of lease payments[2]	-	(125)	-	(288)	(38)
Free cash flow[3]	$ 1,054	$ 1,561	$ 516	$ 2,024	$ 681
Free cash flow yield[4]	9.9%	11.5%	4.0%	6.1%	14.0%
Free cash flow to adjusted EBITDA conversion[5]	73.7%	69.6%	27.3%	51.0%	60.3%
Shares outstanding[6]	214.5	259.6	379.7	570.2	210.3
5/4/2021 Share price – US dollars[7]	49.62	52.14	34.33	58.32	23.10
Market Cap	$ 10,643	$ 13,536	$ 13,035	$ 33,254	$ 4,858
Short-term and long-term debt	3,713	3,766	4,485	10,306	4,194
Cash and cash equivalents	804	1,361	692	712	770
Net Debt[8]	$ 2,909	$ 2,405	$ 3,793	$ 9,594	$ 3,424
Enterprise Value (EV) (market cap + net debt)	13,552	15,941	16,828	42,848	8,282
Adjusted EBITDA[9]	1,430	2,242	1,889	3,965	1,129
EV / Adjusted EBITDA	9.5	7.1	8.9	10.8	7.3

(1) LTM cash provided by operating activities (cash from operations) is the 12-month period ending March 31, 2021

(2) The accounting for leases for companies whose financial statements are prepared in accordance with International Financial Reporting Standards (IFRS) changed due to the application of 'IFRS 16 Leases'. As a result, the principal amount of lease payments, which are classified as financing activities under IFRS 16, are included in the calculation of free cash flow to allow for a comparison to prior periods, which may not have been restated, and to financial statements prepared under US GAAP

(3) Represents cash provided by operating activities less capital expenditures less distributions to noncontrolling interests less principal amount of lease payments classified as financing activities under IFRS calculated from the March 31, 2021 consolidated statements of cash flows for CF Industries, Yara International, Mosaic, Nutrien, and OCI N.V.

(4) Represents LTM free cash flow divided by market value of equity (market cap) as of May 4, 2021

(5) Represents LTM free cash flow divided by LTM adjusted EBITDA

(6) Shares outstanding taken from the March 31, 2021 financial statements of CF Industries, Yara International, Mosaic, and Nutrien and the December 31, 2020 financial statements for OCI N.V.

(7) Share prices in USD as of May 4, 2021 using historical spot exchange rates, Source Capital IQ

(8) Represents short-term debt, current portion of long-term debt, and long-term debt less cash and cash equivalents from the March 31, 2021 balance sheets of CF Industries, Yara International, Mosaic, Nutrien, and OCI N.V.

(9) Adjusted EBITDA (or EBITDA excluding special items) is the 12-month period ending March 31, 2021

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